CUSTODIAN AGREEMENT

	AGREEMENT dated as of November 1, 1995 between BANKERS TRUST COMPANY (the "Custodian") and AMBAC Treasurers Trust (the
"Customer").

	WHEREAS, the Customer may be organized with one or more series of shares, each of which shall represent an interest in a separate portfolio of Securities and Cash (each as hereinafter defined) (all such existing and additional series now or hereafter listed on Exhibit A being hereafter referred to individually as a "Portfolio" and collectively, as the "Portfolios"); and

	WHEREAS, the Customer desires to appoint the Custodian as custodian on behalf of the Portfolios under the terms and conditions set forth in this Agreement, and the Custodian has agreed to so act as custodian.

	NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto agree as follows:

	1.	Employment of Custodian.  The Customer hereby employs
the Custodian as custodian of all assets of each Portfolio which are delivered to and accepted by the Custodian or any Subcustodian (as that term is defined in Section 3) (the "Property") pursuant to the terms and conditions set forth herein. Without limitation, such Property shall include stocks and other equity interests of every type, evidences of indebtedness, other instruments representing same or rights or obligations to receive, purchase, deliver or sell same and other non-cash investment property of a Portfolio custody of which is maintained in the United States and which is acceptable for deposit ("Securities") and U.S. Dollars from any source ("Cash"). The Custodian shall not be responsible for any property of a Portfolio held or received by the Customer or others and not delivered to the Custodian or any Subcustodian.

	2.	Custody Account.  The Custodian agrees to establish
and maintain one or more custody accounts on its books each in the name of a Portfolio (each, an "Account") for any and all Property from time to time received and accepted by the Custodian or any Subcustodian for the account of such Portfolio. Upon delivery by the Customer to the Custodian of any Property belonging to a Portfolio, the Customer shall, by Instructions (as hereinafter defined in Section 13), specifically indicate which Portfolio such Property belongs or if such Property belongs to more than one Portfolio shall allocate such Property to the appropriate Portfolios. The Custodian shall allocate such Property to the Accounts in accordance with the Instructions; provided that the Custodian shall have the right, in its sole discretion, to refuse to accept any Property that is not in proper form for deposit for any reason. The Customer on behalf of each Portfolio, acknowledges the responsibility of each Portfolio as a principal for all of such Portfolios obligations to the Custodian arising under or in connection with this Agreement, warrants its authority to deposit in the appropriate Account any Property received therefor by the Custodian or a Subcustodian and to give, and authorize others to give, instructions relative thereto. For Securities delivered in physical form, the Custodian may deliver securities of the same class in place of those deposited in the Account.

	The Custodian shall hold, keep safe and protect as custodian for each Account, on behalf of the Customer, all Property in such Account. All transactions, including, but not limited to, foreign exchange transactions, involving the Property shall be executed or settled solely in accordance with Instructions (which shall specifically reference the Account for which such transaction is being settled), except that until the Custodian receives Instructions to the contrary, the Custodian will:

	(a)	collect all interest and dividends and all other
income and payments, whether paid in cash or in kind, on the Property, as the same become payable and credit the same to the appropriate Account;

	(b)	present for payment all Securities held in an Account
which are called, redeemed or retired or otherwise become payable and all coupons and other income items which call for payment upon presentation to the extent that the Custodian or Subcustodian is actually aware of such opportunities and hold the cash received in such Account pursuant to this Agreement;

	(c)	(i) exchange Securities where the exchange is purely
ministerial (including, without limitation, the exchange of temporary securities for those in definitive form and the exchange of warrants, or other documents of entitlement to securities, for the Securities themselves) and (ii) when notification of a tender or exchange offer (other than ministerial exchanges described in (i) above) is received for an Account, promptly transmit such notification to the Customer and act upon the Customer's Instructions with respect thereto, provided that if such Instructions are not received in time for the Custodian to take timely action, no action shall be taken with respect thereto;

	(d)	whenever notification of a rights entitlement or a
fractional interest resulting from a rights issue, stock dividend or stock split is received for an Account and such rights entitlement or fractional interest bears an expiration date, if after endeavoring to obtain Instructions such Instructions are not received in time for the Custodian to take timely action or if actual notice of such actions was received too late to seek Instructions, sell in the discretion of the Custodian (which sale the Customer hereby authorizes the Custodian to make) such rights entitlement or fractional interest and credit the Account with the net proceeds of such sale;

	(e)	execute in the Customer's name for an Account,
whenever the Custodian deems it appropriate, such ownership and other certificates as may be required to obtain the payment of income from the Property in such Account;

	(f)	pay for each Account, any and all taxes and levies in
the nature of taxes imposed on interest, dividends or other similar income on the Property in such Account by any governmental authority. In the event there is insufficient Cash available in such Account to pay such taxes and levies, the Custodian shall notify the Customer of the amount of the shortfall and the Customer, at its option, may deposit additional Cash in such Account or take steps to have sufficient Cash available. The Customer agrees, when and if requested by the Custodian and required in connection with the payment of any such taxes to cooperate with the Custodian in furnishing information, executing documents or otherwise; and

	(g)	appoint brokers and agents for any of the ministerial
transactions involving the Securities described in (a) - (f), including, without limitation, affiliates of the Custodian or any Subcustodian.

		3.	Subcustodians and Securities Systems.  The
Custodian may hold the Property in each Account in custody accounts which have been established by the Custodian with one of its U.S. branches or another U.S. bank or trust company or branch thereof located in the U.S. which is itself qualified under the Investment Company Act of 1940, as amended ("1940 Act"), to act as custodian (individually, a "Subcustodian"), or a U.S. securities depository or clearing agency or system in which the Custodian or a Subcustodian participates (individually, a "Securities System"), provided that in each case in which a Subcustodian or Securities System is employed, each such Subcustodian or Securities System shall have been approved by Instructions.

	Upon receipt of Instructions, the Custodian agrees to cease the employment of any Subcustodian or Securities System with respect to the Customer. In addition, the Custodian may, at any time in its discretion, upon written notification to the Customer, terminate the employment of any Subcustodian or Securities System.

	4.	Use of Subcustodian.  With respect to Property in an
Account which is maintained by the Custodian in the custody of a Subcustodian employed pursuant to Section 3:

	(a)	The Custodian will identify on its books as belonging
to the Customer on behalf of a Portfolio, any Property held by such Subcustodian.

	(b)	Any Property in the Account held by a Subcustodian
will be subject only to the instructions of the Custodian or its agents.

	(c)	Property deposited with a Subcustodian will be
maintained in an account holding only assets for customers of the Custodian.

	5.	Use of Securities System.  With respect to Property in
the Account(s) which are maintained by the Custodian or any Subcustodian in the custody of a Securities System employed pursuant to Section 3:

	(a)	The Custodian shall, and the Subcustodian will be
required by its agreement with the Custodian to, identify on its books such Property as being held for the account of the Custodian or Subcustodian for its customers.

	(b)	Any Property held in a Securities System for the
account of the Custodian or a Subcustodian will be subject only to the instructions of the Custodian or such Subcustodian, as the case may be.

	(c)	Property deposited with a Securities System will be
maintained in an account holding only assets for customers of the Custodian or Subcustodian, as the case may be, unless precluded by applicable law, rule, or regulation.

	(d)	The Custodian shall provide the Customer with any
report obtained by the Custodian on the Securities System's accounting system, internal accounting controls and procedures for safeguarding securities deposited in the Securities System.

	6. Agents. The Custodian may at any time or times in its sole discretion appoint (or remove) any other U.S. bank or trust company which is itself qualified under the 1940 Act to act as custodian, as its agent to carry out such of the provisions of this Agreement as the Custodian may from time to time direct; provided, however, that the appointment of any agent shall not relieve the Custodian of its responsibilities or liabilities hereunder.

	7.	Records, Ownership of Property, Statements, Opinions
of Independent Certified Public Accountants.

	(a)	The ownership of the Property whether Securities, Cash
and/or other property, and whether held by the Custodian or a Subcustodian or in a Securities System as authorized herein, shall be clearly recorded on the Custodian's books as belonging to the appropriate Account and not for the Custodian's own interest. The Custodian shall keep accurate and detailed accounts of all investments, receipts, disbursements and other transactions for each Account. All accounts, books and records of the Custodian relating thereto shall be open to inspection and audit at all reasonable times during normal business hours by any person designated by the Customer. All such accounts shall be maintained and preserved in the form reasonably requested by the Customer.
The Custodian will supply to the Customer from time to time, as mutually agreed upon, a statement in respect to any Property in an Account held by the Custodian or by a Subcustodian.

	(b)	The Custodian shall take all reasonable action as the
Customer may request to obtain from year to year favorable opinions from the Customer's independent certified public accountants with respect to the Custodian's activities hereunder in connection with the preparation of the Customer's Form N-1A and the Customer's Form N-SAR or other periodic reports to the SEC and with respect to any other requirements of the SEC.

	(c)	At the request of the Customer, the Custodian shall
deliver to the Customer a written report prepared by the Custodian's independent certified public accountants with respect to the services provided by the Custodian under this Agreement, including, without limitation, the Custodian's accounting system, internal accounting controls and procedures for safeguarding Cash and Securities, including Cash and Securities deposited and/or maintained in a Securities System or with a Subcustodian. Such report shall be of sufficient scope and in sufficient detail as may reasonably be required by the Customer and as may reasonably be obtained by the Custodian.

	(d)	The Customer may elect to participate in any of the
electronic on-line service and communications systems offered by the Custodian which can provide the Customer, on a daily basis, with the ability to view on-line or to print on hard copy various reports of Account activity and of Securities and/or Cash being held in any Account. To the extent that such service shall include market values of Securities in an Account, the Customer hereby acknowledges that the Custodian now obtains and may in the future obtain information on such values from outside sources that the Custodian considers to be reliable and the Customer agrees that the Custodian (i) does not verify nor represent or warrant either the reliability of such service nor the accuracy or completeness of any such information furnished or obtained by or through such service and (ii) shall be without liability in selecting and utilizing such service or furnishing any information derived therefrom.

	8.	Holding of Securities, Nominees, etc.  Securities in
an Account which are held by the Custodian or any Subcustodian may be held by such entity in the name of the Customer, on behalf of a Portfolio, in the Custodian's or Subcustodian's name, in the name of the Custodian's or Subcustodian's nominee, or in bearer form. Securities that are held by a Subcustodian or which are eligible for deposit in a Securities System as provided above may be maintained with the Subcustodian or the Securities System in an account for the Custodian's or Subcustodian's customers, unless prohibited by law, rule, or regulation. The Custodian or Subcustodian, as the case may be, may combine certificates representing Securities held in an Account with certificates of the same issue held by it as fiduciary or as a custodian. In the event that any Securities in the name of the Custodian or its nominee or held by a Subcustodian and registered in the name of such Subcustodian or its nominee are called for partial redemption by the issuer of such Security, the Custodian may, subject to the rules or regulations pertaining to allocation of any Securities System in which such Securities have been deposited, allot, or cause to be allotted, the called portion of the respective beneficial holders of such class of security in any manner the Custodian deems to be fair and equitable.

	9.	Proxies, etc.  Proxy statements, shareholder meeting
agenda, proxy cards, annual reports and all other shareholder meeting communications relative to any of the Securities in any Account, which are received by the Custodian or its agent shall be promptly forwarded to the Customer and upon timely receipt of Instructions, the Custodian shall vote all Proxies and take such other actions relating to such Securities in accordance with such Instructions. Neither the Custodian nor its nominees or agents shall vote upon or in respect of any of the Securities in an Account, execute any form of proxy to vote thereon, or give any consent or take any action (except as provided in Section 2) with respect thereto except upon the receipt of Instructions relative thereto.

	10.	Segregated Account.  To assist the Customer in
complying with the requirements of the 1940 Act and the rules and regulations thereunder, the Custodian shall, upon receipt of Instructions, establish and maintain a segregated account or accounts on its books for and on behalf of a Portfolio.

	11.	Settlement Procedures.  Securities will be
transferred, exchanged or delivered by the Custodian or a Subcustodian upon receipt by the Custodian of Instructions which include all information required by the Custodian. Settlement and payment for Securities received for an Account and delivery of Securities out of such Account will be effected in accordance with the customary or established securities trading or securities processing practices and procedures in the jurisdiction or market in which the transaction occurs, including, without limitation, delivering Securities to the purchaser thereof or to a dealer therefor (or an agent for such purchaser or dealer) against a receipt with the expectation of receiving later payment for such Securities from such purchaser or dealer. The Custodian shall not be liable for any loss which results from effecting transactions in accordance with the customary or established securities trading or securities processing practices and procedures in the applicable jurisdiction or market.

	Except as otherwise may be agreed upon by the parties hereto, the Custodian shall not be required to comply with Instructions to settle the purchase of any Securities for an Account unless there is sufficient Cash in such Account at the time or to settle the sale of any Securities in such Account unless such Securities are in deliverable form. Notwithstanding the foregoing, if the purchase price of such securities exceeds the amount of Cash in an Account at the time of settlement of such purchase, the Custodian may, in its sole discretion, but in no way shall have any obligation to, permit an overdraft in such Account in the amount of the difference solely for the purpose of facilitating the settlement of such purchase of securities for prompt delivery for such Account. The Customer agrees to immediately repay the amount of any such overdraft in the ordinary course of business and further agrees to indemnify and hold the Custodian harmless from and against any and all losses, costs, including, without limitation the cost of funds, and expenses incurred in connection with such overdraft. The Customer agrees that it will not use the Account to facilitate the purchase of securities without sufficient funds in the Account (which funds shall not include the proceeds of the sale of the purchased securities).

	12.	Permitted Transactions.  The Customer agrees that it
will cause transactions to be made pursuant to this Agreement only upon Instructions in accordance with Section 13 and only for the purposes listed below.

	(a)	In connection with the purchase or sale of Securities
at prices as confirmed by Instructions.

	(b)	In exchange for or upon conversion into other
securities alone or other securities and cash pursuant to any plan or merger, consolidation, reorganization, recapitalization or readjustment in cases where Section 2(c) requires that an Instruction be given.

	(c)	Upon conversion of Securities pursuant to their terms
into other securities.

	(d)	Upon exercise of subscription, purchase or other
similar rights represented by Securities.

	(e)	For the payment of interest, taxes, management or
supervisory fees, distributions or operating expenses.

	(f)	In connection with any borrowings by the Customer
requiring a pledge of Securities, but only against receipt of amounts borrowed.

	(g)	In connection with any loans, but only against receipt
of collateral as specified in Instructions which shall reflect any restrictions applicable to the Customer.

	(h)	For the purpose of redeeming shares of the capital
stock of the Customer against delivery of the shares to be redeemed to the Custodian, a Subcustodian or the Customer's transfer agent.

	(i)	For the purpose of redeeming in kind shares of the
Customer against delivery of the shares to be redeemed to the Custodian, a Subcustodian or the Customer's transfer agent.

	(j)	For delivery in accordance with the provisions of any
agreement among the Customer, on behalf of a Portfolio, the Custodian and a broker-dealer registered under the Securities
Exchange Act of 1934 and a member of the National Association of Securities Dealers, Inc., or a futures commission merchant, relating to compliance with the rules of The Options Clearing
Corporation, the Commodities Futures Trading Commission and of any registered national securities exchange, or U.S. commodities exchange or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by the Customer.

	(k)	For release of Securities to designated brokers under
covered call options, provided, however, that such Securities shall be released only upon payment to the Custodian of monies for the premium due and a receipt for the Securities which are to be held in escrow. Upon exercise of the option, or at expiration, the Custodian will receive the Securities previously deposited from broker. The Custodian will act strictly in accordance with Instructions in the delivery of Securities to be held in escrow and will have no responsibility or liability for any such Securities which are not returned promptly when due other than to make proper request for such return.

	(l)	For spot or forward foreign exchange transactions to
facilitate security trading or receipt of income from Securities related transactions.

	(m)	Upon the termination of this Agreement as set forth in
Section 17.

	(n)	For other proper purposes.

	The Customer agrees that the Custodian shall have no obligation to verify the purpose for which a transaction is being effected.

	13.	Instructions.  The term "Instructions" means
instructions from the Customer in respect of any of the Custodian's duties hereunder which have been received by the Custodian at its address set forth in Section 21 below (i) in writing (including, without limitation, facsimile transmission) or by tested telex signed or given by such one or more person or persons as the Customer shall have from time to time authorized in writing to give the particular class of Instructions in question and whose name and (if applicable) signature and office address have been filed with the Custodian, or (ii) which have been transmitted electronically through an electronic on-line service and communications system offered by the Custodian or other electronic instruction system acceptable to the Custodian, or
(iii) a telephonic or oral communication by one or more persons as the Customer shall have from time to time authorized to give the particular class of Instructions in question and whose name has been filed with the Custodian; or (iv) upon receipt of such other form of instructions as the Customer may from time to time authorize in writing and which the Custodian has agreed in writing to accept. Instructions in the form of oral communications shall be confirmed by the Customer by tested telex or writing in the manner set forth in clause (i) above, but the lack of such confirmation shall in no way affect any action taken by the Custodian in reliance upon such oral instructions prior to the Custodian's receipt of such confirmation. Instructions may relate to specific transactions or to types or classes of transactions, and may be in the form of standing instructions.

	The Custodian shall have the right to assume in the absence of notice to the contrary from the Customer that any person whose name is on file with the Custodian pursuant to this Section has been authorized by the Customer to give the Instructions in question and that such authorization has not been revoked. The Custodian may act upon and conclusively rely on, without any liability to the Customer or any other person or entity for any losses resulting therefrom, any Instructions reasonably believed by it to be genuine and furnished by the proper person or persons as provided above.

	14.	Standard of Care.  The Custodian shall be responsible
for the performance of only such duties as are set forth herein.
The Custodian will use reasonable care with respect to the safekeeping of Property in each Account and, except as otherwise expressly provided herein, in carrying out its obligations under this Agreement. So long as and to the extent that it has exercised reasonable care, the Custodian shall not be responsible for the title, validity or genuineness of any Property or other property or evidence of title thereto received by it or delivered by it pursuant to this Agreement and shall be held harmless in acting upon, and may conclusively rely on, without liability for any loss resulting therefrom, any notice, request, consent, certificate or other instrument reasonably believed by it to be genuine and to be signed or furnished by the proper party or parties, including, without limitation, Instructions, and shall be indemnified by the Customer for any losses, damages, costs and expenses (including, without limitation, the reasonable fees and expenses of counsel) incurred by the Custodian and arising out of action taken or omitted with reasonable care by the Custodian hereunder. The Custodian shall be liable to the Customer for any act or omission to act of any Subcustodian, to the same extent as if the Custodian committed such act itself. With respect to a Securities System, the Custodian shall only be responsible or liable for losses arising from employment of such Securities
System caused by the Custodian's own failure to exercise reasonable care. In the event of any loss to the Customer by reason of the failure of the Custodian or a Subcustodian to utilize reasonable care, the Custodian shall be liable to the Customer to the extent of the Customer's actual damages at the time such loss was discovered without reference to any special conditions or circumstances. In no event shall the Custodian be liable for any consequential or special damages. The Custodian shall be entitled to rely, and may act, on advice of counsel (who may be counsel for the Customer) on all matters and shall be without liability for any action reasonably taken or omitted pursuant to such advice.

	In the event the Customer subscribes to an electronic on-line service and communications system offered by the Custodian, the Customer shall be fully responsible for the security of the Customer's connecting terminal, access thereto and the proper and authorized use thereof and the initiation and application of continuing effective safeguards with respect thereto and agree to defend and indemnify the Custodian and hold the Custodian harmless from and against any and all losses, damages, costs and expenses (including the reasonable fees and expenses of counsel) incurred by the Custodian as a result of any improper or unauthorized use of such terminal by the Customer or by any others.

	All collections of funds or other property paid or distributed in respect of Securities in an Account, including funds involved in third-party foreign exchange transactions, shall be made at the risk of the Customer.

	Subject to the exercise of reasonable care, the Custodian shall have no liability for any loss occasioned by delay in the actual receipt of notice by the Custodian or by a Subcustodian of any payment, redemption or other transaction regarding Securities in each Account in respect of which the Custodian has agreed to take action as provided in Section 3 hereof. The Custodian shall not be liable for any loss resulting from, or caused by, or resulting from acts of governmental authorities (whether de jure or de facto), including, without limitation, nationalization, expropriation, and the imposition of currency restrictions; devaluations of or fluctuations in the value of currencies; changes in laws and regulations applicable to the banking or securities industry; market conditions that prevent the orderly execution of securities transactions or affect the value of Property; acts of war, terrorism, insurrection or revolution; strikes or work stoppages; the inability of a local clearing and settlement system to settle transactions for reasons beyond the control of the Custodian; hurricane, cyclone, earthquake, volcanic eruption, nuclear fusion, fission or radioactivity, or other acts of God; provided, in each case the Custodian or the Subcustodian has acted with reasonable care.

	The Custodian shall have no liability in respect of any loss, damage or expense suffered by the Customer, insofar as such loss, damage or expense arises from the performance of the Custodian's duties hereunder by reason of the Custodian's reliance upon records that were maintained for the Customer by entities other than the Custodian prior to the Custodian's employment under this Agreement.

	The provisions of this Section shall survive termination of this Agreement.

	15.	Investment Limitations and Legal or Contractual
Restrictions or Regulations. The Custodian shall not be liable to the Customer and the Customer agrees to indemnify the Custodian and its nominees, for any loss, damage or expense suffered or incurred by the Custodian or its nominees arising out of any violation of any investment restriction or other restriction or limitation applicable to the Customer or any Portfolio pursuant to any contract or any law or regulation. The provisions of this Section shall survive termination of this Agreement.

	16.	Fees and Expenses.  The Customer agrees to pay to the
Custodian such compensation for its services pursuant to this Agreement as may be mutually agreed upon in writing from time to time and the Custodian's reasonable out-of-pocket or incidental expenses in connection with the performance of this Agreement, including (but without limitation) legal fees as described herein and/or deemed necessary in the judgment of the Custodian to keep safe or protect the Property in the Account. The fee schedule is attached hereto as Exhibit B, as amended from time to time. The Customer hereby agrees to hold the Custodian harmless from any liability or loss resulting from any taxes or other governmental charges, and any expense related thereto, which may be imposed, or assessed with respect to any Property in an Account and also agrees to hold the Custodian, its Subcustodians, and their respective nominees harmless from any liability as a record holder of Property in such Account. The Custodian is authorized to charge the applicable Account for such items and the Custodian shall have a lien on the Property in the applicable Account for any amount payable to the Custodian under this Agreement, including but not limited to amounts payable pursuant to the last paragraph of Section 11 and pursuant to indemnities granted by the Customer under this Agreement. The provisions of this Section shall survive the termination of this Agreement.

	17.	Amendment, Modifications, etc.  No provision of this
Agreement may be amended, modified or waived except in a writing signed by the parties hereto. No waiver of any provision hereto shall be deemed a continuing waiver unless it is so designated.
No failure or delay on the part of either party in exercising any power or right under this Agreement operates as a waiver, nor does any single or partial exercise of any power or right preclude any other or further exercise thereof or the exercise of any other power or right.

	18.	Termination.  (a)  Termination of Entire Agreement.
This Agreement may be terminated by the Customer of the Custodian by one hundred and twenty (120) days' written notice to the other; provided that notice by the Customer shall specify the names of the persons to whom the Custodian shall deliver the Securities in each Account and to whom the Cash in such Account shall be paid.
If notice of termination is given by the Custodian, the Customer shall, within one hundred and twenty (120) days following the giving of such notice, deliver to the Custodian a written notice specifying the names of the persons to whom the Custodian shall deliver the Securities in each Account and to whom the Cash in such Account shall be paid. In either case, the Custodian will deliver such Securities and Cash to the persons so specified, after deducting therefrom any amounts which the Custodian determines to be owed to it under Sections 11, 16, and 21. In addition, the Custodian may in its discretion withhold from such delivery such Cash and Securities as may be necessary to settle transactions pending at the time of such delivery. The Customer grants to the Custodian a lien and right of setoff against the Account and all Property held therein from time to time in the full amount of the foregoing obligations. If within one hundred and twenty (120) days following the giving of a notice of termination by the Custodian, the Custodian does not receive from the Customer a written notice specifying the names of the persons to whom the Custodian shall deliver the Securities in each Account and to whom the Cash in such Account shall be paid, the Custodian, at its election, may deliver such Securities and pay such Cash to a bank or trust company doing business in the State of New York to be held and disposed of pursuant to the provisions of this Agreement, or may continue to hold such Securities and Cash until a written notice as aforesaid is delivered to the Custodian, provided that the Custodian's obligations shall be limited to safekeeping.

	(b)	Termination as to One or More Portfolios.  This
Agreement may be terminated by the Customer or the Custodian as to one or more Portfolios (but less than all of the Portfolios) by delivery of an amended Exhibit A deleting such Portfolios, in which case termination as to such deleted Portfolios shall take effect one hundred and twenty (120) days after the date of such delivery, or such earlier time as mutually agreed. The execution and delivery of an amended Exhibit A which deletes one or more Portfolios shall constitute a termination of this Agreement only with respect to such deleted Portfolios(s), shall be governed by the preceding provisions of Section 18 as to the identification of a successor custodian and the delivery of Cash and Securities of the Portfolios(s) so deleted to such successor custodian, and shall not affect the obligations of the Custodian and the Customer hereunder with respect to the other Portfolios set forth in Exhibit A, as amended from time to time.

	19.	Notices.  Except as otherwise provided in this
Agreement, all requests, demands or other communications between the parties or notices in connection herewith (a) shall be in writing, hand delivered or sent by telex, telegram, cable, or facsimile, if to the Customer, to:

			AMBAC Treasurers Trust
			300 Nyala Farms Road
			Westport, CT 06880
			Attention: Treasurer

		if to the Custodian, to:

			Bankers Trust Company
			130 Liberty Streeet
			One Bankers Trust Plaza
			New York, NY  10006
			Attention:  Credit Department
				     Mail Stop 2211

or in either case to such other address as shall have been furnished to the receiving party pursuant to the provisions hereof and (b) shall be deemed effective when received, or, in the case of a telex, when sent to the proper number and acknowledged by a proper answerback.

	20.	Several Obligations of the Portfolios.  With respect
to any obligations of the Customer on behalf of each Portfolio and each of its related Accounts arising out of this Agreement, the Custodian shall look for payment or satisfaction of any obligation solely to the assets and property of the Portfolio and such Accounts to which such obligation relates as though the Customer had separately contracted with the Custodian by separate written instrument with respect to each Portfolio and its related
Accounts.

	21.	Security for Payment.  To secure payment of the
obligations of each Portfolio hereunder, the Customer hereby grants to Custodian with respect to each Portfolio a continuing security interest in and right of setoff against the Account of such Portfolio and all Property held therein from time to time in the full amount of such Portfolio's obligations. Should the Customer fail to pay promptly any amounts owed hereunder with respect to a Portfolio, Custodian shall be entitled to use available Cash in the applicable Account, and to dispose of Securities in the applicable Account as is necessary. In any such case and without limiting the foregoing, Custodian shall be entitled to take such other action(s) or exercise such other options, powers and rights as Custodian now or hereafter has as a secured creditor under the New York Uniform Commercial Code or any other applicable law.

	22.	Representations and Warranties.

	(a)	The Customer hereby represents and warrants to the
Custodian that:

		(i)  the employment of the Custodian and the
allocation of fees, expenses and other charges to any Account as herein provided, is not prohibited by law or any governing documents or contracts to which the Customer is subject;

		(ii) the terms of this Agreement do not violate any obligation by which the Customer is bound, whether arising by contract, operation of law or otherwise;

		(iii) this Agreement has been duly authorized by appropriate action and when executed and delivered will be binding upon the Customer and each Portfolio in accordance with its terms; and

		(iv) the Customer will deliver to the Custodian such evidence of such authorization as the Custodian may reasonably require, whether by way of a certified resolution or otherwise.

	(b)	The Custodian hereby represents and warrants to the
Customer that:

		(i) the terms of this Agreement do not violate any obligation by which the Custodian is bound, whether arising by contract, operation of law or otherwise;

		(ii) this Agreement has been duly authorized by appropriate action and when executed and delivered will be binding upon the Custodian in accordance with its terms;

		(iii) the Custodian will deliver to the Customer such evidence of such authorization as the Customer may reasonably require, whether by way of a certified resolution or otherwise;
and

		(iv)  Custodian is qualified as a custodian under
Section 26(a) of the 1940 Act and warrants that it will remain so qualified or upon ceasing to be so qualified shall promptly notify the Customer in writing.

	23.	Governing Law and Successors and Assigns.  This
Agreement shall be governed by the law of the State of New York and shall not be assignable by either party, but shall bind the successors in interest of the Customer and the Custodian.

	24.	Publicity.  Customer shall furnish to Custodian at its
office referred to in Section 19 above, prior to any distribution thereof, copies of any material (other than those which solely refer to the Custodian as the Portfolios' custodian) prepared for distribution to any persons who are not parties hereto that refer in any way to the Custodian. Customer shall not distribute or permit the distribution of such materials if Custodian reasonably objects in writing within ten (10) business days of receipt thereof (or such other time as may be mutually agreed) after receipt thereof. The provisions of this Section shall survive the termination of this Agreement.

	25.	Representative Capacity and Binding Obligation.  A
copy of the Certificate of Trust of the Customer is on file with The Secretary of the State of Delaware, and notice is hereby given that this Agreement is not executed on behalf of the Trustees of the Customer as individuals, and the obligations of this Agreement are not binding upon any of the Trustees, officers or shareholders of the Customer individually but are binding only upon the assets and property of the Portfolios.

	The Custodian agrees that no shareholder, trustee or officer of the Customer may be held personally liable or responsible for any obligations of the Customer arising out of this Agreement.

	26.	Submission to Jurisdiction.  Any suit, action or
proceeding arising out of this Agreement may be instituted in any State or Federal court sitting in the City of New York, State of New York, United States of America, and the Customer irrevocably submits to the non-exclusive jurisdiction of any such court in any such suit, action or proceeding and waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding brought in such a court and any claim that such suit, action or proceeding was brought in an inconvenient forum.

	27.	Counterparts.  This Agreement may be executed in any
number of counterparts, each of which shall be deemed an original. This Agreement shall become effective when one or more counterparts have been signed and delivered by each of the parties hereto.

	28.	Confidentiality.  The parties hereto agree that each
shall treat confidentially the terms and conditions of this Agreement and all information provided by each party to the other regarding its business and operations. All confidential information provided by a party hereto shall be used by any other party hereto solely for the purpose of rendering services pursuant to this Agreement and, except as may be required in carrying out this Agreement, shall not be disclosed to any third party without the prior consent of such providing party. The foregoing shall not be applicable to any information that is publicly available when provided or thereafter becomes publicly available other than through a breach of this Agreement, or that is required or requested to be disclosed by any bank or other regulatory examiner of the Custodian, Customer, or any Subcustodian, any auditor of the parties hereto, by judicial or administrative process or otherwise by applicable law or regulation.

	29.	Severability.  If any provision of this Agreement is
determined to be invalid or unenforceable, such determination shall not affect the validity or enforceability of any other provision of this Agreement.

	30.	Headings.  The headings of the paragraphs hereof are
included for convenience of reference only and do not form a part of this Agreement.


						AMBAC TREASURERS TRUST

						By: /s/ Illegible
						    Illegible
						Title: Illegible

						BANKERS TRUST COMPANY

						By: /s/ Illegible
						     Illegible
						Title: Illegible



	EXHIBIT A



	To Custodian Agreement dated as of November 1, 1995 between Bankers Trust Company and AMBAC Treasurers Trust.


	LIST OF PORTFOLIOS


	The following is a list of Portfolios referred to in the first WHEREAS clause of the above-referred to Custodian Agreement. Terms used herein as defined terms unless otherwise defined shall have the meanings ascribed to them in the above-referred to Custodian Agreement.

	AMBAC US Treasury Money Market Fund
	AMBAC US Government Money Market Fund
	AMBAC Short-Term US Government Income Fund



Dated as of: November 1, 1995		AMBAC TREASURERS TRUST



						By: /s/ Illegible
						    Illegible
						Title: Illegible

						BANKERS TRUST COMPANY

						By: /s/ Illegible
						    Illegible
						Title: Illegible



	EXHIBIT B


	To Custodian Agreement dated as of November 1, 1995 between Bankers Trust Company and AMBAC Treasurers Trust.

	CUSTODY FEE SCHEDULE

AMBAC  Treasurers Trust Fee Schedule

Activity					Fee

Custody Acc. Maintenance		$100.00/Account/Mo.
Purchases/Sales:
FBE				$6.00/Trans.
DTC (Book Entry)			$4.00/Trans.
PTC (Book Entry)			$5.00/Trans.
Physicals				$15.00/Trans.
Principal Collections			N/C
Interest Collections			N/C
Maturities				$6.00/Maturity
Repo Set-Up			N/C
Repo Maturity			N/C
Tri-Party Repo Set-Up		$25.00
Tri-Party Repos Maturity		N/C
Fed Wires (Receives)			$4.50
Fed Wires (Outgoing)
	Input	0 - 999/Mo.		$4.50
		1000-2499/Mo.		$3.00
		2500-4999/Mo.		$2.25
		5000+/Mo.		$1.75
	Payment			$2.00
Monthly Position Holdings
FBE				$1.00
DTC (Book Entry)			$1.00
PTC (Book Entry)			$1.00
Physicals				$2.00

DDA Account Fees
Maintenance			$50.00
Postings				$00.50
Balance Reporting			$150.00

POL*ARIS Maintenance		$200.00

Monthly Min. Custody Fee:**		$1,500.00

Overdraft Charges			Fed Funds +1%

Reserve Make-Up*			ECR

Earnings Credit Rate (ECR)		Avg. Mo. 3 Mo. T-Bill
				Rate as published
				in the WSJ.

* Reserve Make-Up only applies if net overdraft charges involve accounts with different Legal Names and separate Taxpayer Ids.

**Bankers Trust has agreed to waive this fee for the first six months from the date of contract.

This Exhibit B shall be amended upon delivery by the Custodian of a new Exhibit B to the Customer and acceptance thereof by the Customer and shall be effective as of the date of acceptance by the Customer on a date agreed upon between the Custodian and the Customer.

Dated as of: November 1, 1995

						AMBAC TREASURERS TRUST

						By: /s/ Illegible
						    Illegible
						Title: Illegible

						BANKERS TRUST COMPANY

						By: /s/ Illegible
						    Illegible
						Title: Illegible


-17-



NY-38041.01